EXHIBIT 99.2

ProPhase Labs to Release Second Quarter 2016 Results on

Tuesday, August 9th

DOYLESTOWN, PA – August 5, 2016 - ProPhase Labs (NASDAQ: PRPH) announced today that financial results for the second quarter, ended June 30, 2016, will be released after the market closes on Tuesday, August 9, 2016. A conference call will be held on Wednesday August 10th, at 10:00 am EDT. ProPhase Labs Chairman and CEO, Ted Karkus, and COO/CFO Robert Cuddihy will provide a company overview including a review of activities and second quarter results. There will be a question and answer session following initial remarks.

The conference call will be webcast live at:

https://engage.vevent.com/rt/prophaselabsinc_ao~62468030 at 10:00 AM (EDT) on Wednesday, August 10, 2016.

Participants wishing to ask questions may access the live call by dialing (844) 301-0501 conference ID # 62468030. A replay of the conference call will be available for 90 days on the company website www.ProPhaseLabs.com.

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About ProPhase Labs

ProPhase Labs is a diversified natural health medical science company. It is a leading marketer of the Cold-EEZE® cold remedy brand as well as other cold and flu relief products. Cold-EEZE® cold remedy zinc gluconate lozenges are clinically proven to significantly reduce the duration of the common cold. Cold-EEZE® cold remedy customers include leading national chain, regional, specialty and local retail stores. ProPhase Labs has several wholly owned subsidiaries including a manufacturing unit, which consists of an FDA registered facility to manufacture Cold-EEZE® cold remedy lozenges and fulfill other contract manufacturing opportunities. For more information visit us at www.ProPhaseLabs.com.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(215) 345-0919 x 0

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